ADVANCED EMISSIONS SOLUTIONS ANNOUNCES RESTRUCTURING OF ITS DRY SORBENT INJECTION SYSTEMS MANUFACTURING OPERATIONS
Company to increase its focus on engineering expertise to better serve the DSI markets

HIGHLANDS RANCH, Colorado, September 1, 2015 - Advanced Emissions Solutions, Inc. (the “Company”) today announced that it is realigning its Dry Sorbent Injection (“DSI”) system manufacturing offerings to better serve our customers and meet the needs of the future market. The Company will wind down its manufacturing operations at its fabrication facility in McKeesport, PA later this year in order to focus on its core strengths of engineering, design, onsite installation and ongoing product support. To supply DSI systems in the future, the Company will use outside firms for the fabrication, which is how the Company produces its Activated Carbon Injection Systems (“ACI”).
L. Heath Sampson, President and Chief Executive Officer of the Company stated “We remain committed to providing DSI systems, technologies and solutions to our customers as utilities and industrial boilers customers comply with various emission rules. After a detailed analysis of the market and our products, we have concluded that it is best to refocus our efforts on our core strengths and we will be closing our fabrication facilities in McKeesport later this year. We would like to thank those employees who are impacted for their service. The Company looks forward to continuing to support our customers with a variety of products and services, including DSI systems, to help them meet existing and future emission control regulations.”

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”) is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively.

Advanced Clean Energy Solutions, LLC (“ACES”) is a wholly owned subsidiary of ADES that is focused on supporting and improving the Company’s existing products and identifying, developing and commercializing new solutions to advance cleaner energy and to help our customers meet existing and future regulatory and business challenges. Building off the success of M-45™ and M-45-PC™ Technologies for Refined Coal, ACES is currently working to develop and commercialize new technologies to reduce a range of emissions associated with power generation and oil & gas production. ACES has assembled a strong team and follows a rigorous process focused on development and maximizing the return on investment.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BCSI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the consolidation of the Company’s engineering teams and closing the BCSI, LLC fabrication facility including the impact on relationships with customers, utilization of outside firms for fabrication of DSI systems, the Company’s ability to help customers meet new and existing regulations and related matters.  These statements are based on current expectations, estimates, projections, beliefs and assumptions of the Company’s management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, uncertainties that may delay or negatively impact the timing of the realignment; disruption to business operations as a result of the realignment; potential claims from any terminated employees, customers or vendors; changes in economic conditions or market demand; timing of or changes in laws, regulations, IRS interpretations or guidance and any pending court decisions, legal challenges to or repeal of them; technical and operational difficulties; availability of raw materials and equipment; loss of key personnel; intellectual property infringement claims from third parties; and other factors discussed in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult the Company’s SEC filings for additional risks and uncertainties that may apply to the Company’s business and the ownership of its securities. The Company’s forward-looking statements are presented as of the date made, and the Company disclaims any duty to update such statements unless required by law to do so.

Graham Mattison
Vice President, Strategic Initiatives and Investor Relations
(720) 889-6206
graham.mattison@adaes.com